UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2018

Sector 5, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-181742	45-5042353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Duke Street, Suite 110, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (571) 348-1005

________________________________________________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Sector 5, Inc. (the “Company”)

April 16, 2018

Item 1.01. Entry Into a Material Definitive Agreement.

On April 16, 2018, Sector 5, Inc. (the “Company”) completed a financing transaction with Auctus Fund, LLC (“Auctus”), pursuant to which the Company issued and sold to Auctus (i) a convertible promissory note in the principal amount of $350,000 and (ii) a warrant to purchase 350,000 shares of the Company’s common stock, under the terms of a securities purchase agreement between the parties.

The convertible promissory note matures nine months from the date of issuance (January 16, 2019) and accrues interest at a rate of 10% per year. The Company may prepay the convertible promissory note, in whole or in part, for 135% of the outstanding principal amount plus accrued interest until 90 days after the issuance date, and for 150% of the outstanding principal amount plus accrued interest at any time from 91 days after the issuance date to 180 days after the issuance date.

Auctus may convert the convertible promissory note at any time, in whole or in part, into shares of the Company’s common stock, at a conversion price equal to the lesser of (i) the average of the two lowest trading prices of the common stock during the 25 trading days prior to the date of the convertible promissory note and (ii) the “variable conversion price,” which is 60% multiplied by the average of the two lowest trading prices of the common stock during the 25 trading days prior to the date of conversion; provided that the conversion price may not be less than $0.17 per share prior to 180 days after the issuance date and is subject to certain customary adjustments and price-protection provisions contained in the note.

The convertible promissory note includes customary events of default provisions and a default interest rate of 24% per year. Upon the occurrence of an event of default, Auctus may require the Company to redeem the note (or convert it into shares of common stock) at 150% of the outstanding principal balance plus accrued interest.

The warrant to purchase common stock is exercisable at any time, at an exercise price equal to $0.50 per share, subject to certain customary adjustments and price-protection provisions contained in the warrant. The warrant has a five-year term.

Pursuant to the securities purchase agreement, Auctus may not engage in any “short sale” transactions of the Company’s common stock. The securities purchase agreement contains customary representations, warranties and covenants by the parties. The securities purchase agreement also provides for customary indemnification of Auctus by the Company.

In connection with the transaction, the Company agreed to reimburse Auctus for $25,000 in due diligence fees and $2,750 in legal fees.

The net proceeds from the transition will be used by the Company to fund its working capital and capital expenditure requirements.

The issuance of the convertible promissory note and warrant was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In making this determination, the Company relied on the representations of Auctus in the securities purchase agreement that it is an “accredited investor” and had access to information about its investment and about the Company. If the note and/or warrant is converted or exercised into shares of common stock, the issuance of the shares of common stock would be exempt from the registration requirements of the Securities Act pursuant to the exemption for exchange transactions under Section 3(a)(9) of the Securities Act.

The foregoing description of the securities purchase agreement, convertible promissory note and warrant is qualified in its entirety by reference to the full text of the securities purchase agreement and forms of convertible promissory note and warrant, a copy of each of which is attached hereto as Exhibits 10.1 and 4.1 and 4.2, respectively, and each of which incorporated herein in its entirety by reference.

2

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities described above have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this current report is incorporated herein by reference in its entirety.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this current report is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
4.1	Form of Convertible Promissory Note issued by Sector 5, Inc. to Auctus Fund, LLC.
4.2	Form of Common Stock Purchase Warrant issued by Sector 5, Inc. to Auctus Fund, LLC.
10.1	Securities Purchase Agreement, dated as of April 16, 2018, by and between Sector 5, Inc. and Auctus Fund, LLC.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECTOR 5, INC.

Date: April 20, 2018	By:	/s/ Erick Kuvshinikov
	Name:	Erick Kuvshinikov
	Title:	Chief Executive Officer

4